Exhibit 99.1

400 Centre Street, Newton, MA 02458-2076	tel: (617) 219-1440 fax: (617) 219-1441

FOR IMMEDIATE RELEASE	Contacts:
Timothy A. Bonang, Vice President, Investor Relations
Elisabeth Heiss, Manager, Investor Relations
(617) 219-1440

Government Properties Income Trust Announces Results for the Period

Ended March 31, 2010

Newton, MA (May 5, 2010): Government Properties Income Trust (NYSE: GOV) today announced its financial results for the three months ended March 31, 2010.  GOV completed its initial public offering on June 8, 2009.  Accordingly, GOV’s historical results of operations are not comparable to results which may be expected in future periods.

Results for the quarter ended March 31, 2010:

Funds from operations (FFO) were $12.6 million for the quarter ended March 31, 2010, compared to $12.1 million for the same quarter last year.  FFO per share for the quarter ended March 31, 2010 was $0.43.  For the quarter ended March 31, 2009, GOV did not have any outstanding shares.

Net income available for common shareholders for the quarter ended March 31, 2010 was $6.9 million, or $0.24 per share, compared to $8.5 million for the quarter ended March 31, 2009.

The weighted average number of common shares outstanding was 29,084,128 for the quarter ended March 31, 2010.  In January 2010, GOV sold 9,775,000 common shares in a public offering.  If the public offering had occurred on January 1, 2010, GOV’s weighted average number of common shares outstanding for the quarter would have been 31,256,350.

Recent Investment Activities:

Since January 1, 2010, GOV has acquired four properties and it has entered a purchase agreement to acquire one additional property for an aggregate purchase price of $143.9 million, which excludes acquisition costs and includes the assumption of $35.2 million of mortgage debt that is not currently prepayable, as follows:

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.

No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

•                  In January 2010, GOV closed on the previously disclosed acquisition of an office property located in Lakewood, CO with 166,745 rentable square feet.  This property is 100% leased to the U.S. Government and occupied as the intermountain regional headquarters for the National Park Service.  The purchase price was $28.7 million, which excludes acquisition costs and includes the assumption of $10.4 million of mortgage debt.

•                  In February 2010, GOV closed on the previously disclosed acquisition of an office and warehouse property located Landover, MD with 266,000 rentable square feet.  This property is 100% leased to the U.S. Government and occupied by the Defense Intelligence Agency.  The purchase price was $43.7 million, which excludes acquisition costs and includes the assumption of $24.8 million of mortgage debt.

•                  In April 2010, GOV acquired two office properties for an aggregate purchase price of $31.0 million, excluding acquisition costs.  The first April acquisition is a property located in Burlington, VT with 26,609 rentable square feet.  This property is 100% leased to the U.S. Government and occupied by the Office of Security and Integrity.  The purchase price was $9.7 million, excluding acquisition costs.

•                  The second April acquisition is a property located in Detroit, MI with 55,966 rentable square feet.  This property is 100% leased to the U.S. Government and occupied by the U.S. Citizenship and Immigration Service.  The purchase price was $21.3 million, excluding acquisition costs.

•                  In April 2010, GOV entered a purchase and sale agreement to acquire an office property located in Malden, MA with 125,521 rentable square feet.  The property is 100% leased to the Commonwealth of Massachusetts and occupied as the headquarters for the Massachusetts Department of Education.  The purchase price is $40.5 million, excluding acquisition costs.  This pending acquisition is subject to GOV’s satisfactory completion of diligence and other customary conditions; accordingly, GOV can provide no assurances that it will acquire this property.

Recent Financing Activities:

In January 2010, GOV priced a public offering of 9,775,000 common shares at $21.50 per share and raised gross proceeds of $210.2 million.  Funds from this offering were used to reduce amounts outstanding under GOV’s secured revolving credit facility and to fund business activities, including acquisitions.

In March 2010, GOV amended its $250 million secured revolving credit facility to eliminate a provision in the definition of LIBOR Rate that established a minimum LIBOR rate of

2.0% per annum.  There were no other changes to the agreement.  Based on the LIBOR rate on March 31, 2010, the amendment reduced GOV’s current borrowing cost from 5.00% to 3.25%, a savings of approximately 175 basis points per annum.

As of both March 31, 2010 and May 5, 2010, GOV had zero drawn and the entire amount available under its $250 million secured revolving credit facility.

Conference Call:

On Wednesday, May 5, 2010, at 1:00 p.m. Eastern Time, Adam Portnoy, President and Managing Trustee, and David Blackman, Treasurer and Chief Financial Officer, will host a conference call to discuss the first quarter 2010 results.

The conference call telephone number is (888) 724-9518.  Participants calling from outside the United States and Canada should dial (913) 312-1487.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through 4:00 p.m. Eastern Time on Wednesday, May 12th.  To hear the replay, dial (719) 457-0820.  The replay pass code is 1422123.

A live audio webcast of the conference call will also be available in a listen only mode on GOV’s website, which is located at www.govreit.com.  Participants wanting to access the webcast should visit the company’s web site about five minutes before the call.  The archived webcast will be available for replay on GOV’s web site for about one week after the call.

Supplemental Data:

A copy of GOV’s First Quarter 2010 Supplemental Operating and Financial Data is available for download at GOV’s web site, www.govreit.com.

Government Properties Income Trust is a real estate investment trust, or REIT, which owns properties located throughout the United States leased primarily to the U.S. Government and several state government tenants.  As of March 31, 2010, GOV owned 35 properties with 4.4 million square feet.  GOV is headquartered in Newton, Massachusetts.

Please see the following pages for a more detailed statement of our operating results and financial condition, along with an explanation of our calculation of FFO.

Government Properties Income Trust

Condensed Consolidated Statements of Income and Funds from Operations

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2010	2009

Rental income	$23,355	$19,242

Expenses:
Real estate taxes	2,568	2,106
Utility expenses	1,677	1,521
Other operating expenses	3,557	2,798
Depreciation and amortization	4,880	3,564
Acquisition costs	844	—
General and administrative	1,470	741
Total expenses	14,996	10,730

Operating income	8,359	8,512

Interest and other income	23	—
Interest expense (including net amortization of debt premiums and deferred financing fees of $532 and $—, respectively)	(1,531)	—
Net income	$6,851	$8,512

Calculation of Funds from Operations, or FFO (1):
Net income	$6,851	$8,512
Plus: depreciation and amortization	4,880	3,564
Plus: acquisition costs	844	—
FFO	$12,575	$12,076

Weighted average common shares outstanding	29,084	—

Per common share:
Net income	$0.24	—
FFO	$0.43	—

(1)    We compute FFO as shown in the calculations above.  Our calculations of FFO differ from the National Association of Real Estate Investment Trusts, or NAREIT, definition because we exclude acquisition costs from the determination of FFO.  We consider FFO to be an appropriate measure of performance for a REIT, along with net income and cash flow from operating, investing and financing activities.  We believe that FFO provides useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO can facilitate a comparison of operating performance between historical periods and among REITs.  FFO does not represent cash generated by operating activities in accordance with U.S. generally accepted accounting principles, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity.  FFO is one important factor considered by our Board of Trustees in determining the amount of distributions to shareholders.  Other important factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our secured revolving credit facility, the availability of debt and equity capital to us and our expectations of future capital requirements and operating performance.  Also, some REITs may calculate FFO differently than us.

Government Properties Income Trust

Condensed Consolidated Balance Sheets

(amounts in thousands, except share data)

(unaudited)

	March 31,	December 31,
	2010	2009
ASSETS
Real estate properties:
Land	$80,759	$74,009
Buildings and improvements	563,148	502,748
	643,907	576,757
Accumulated depreciation	(117,171)	(113,027)
	526,736	463,730
Acquired real estate leases, net	22,663	15,310
Cash and cash equivalents	27,612	1,478
Restricted cash	1,105	—
Rents receivable	12,236	13,544
Deferred leasing costs, net	1,248	1,330
Deferred financing costs, net	5,574	5,204
Due from affiliates	361	103
Other assets, net	9,014	14,114
Total assets	$606,549	$514,813

LIABILITIES AND SHAREHOLDERS EQUITY
Mortgage notes payable	$36,126	$—
Secured revolving credit facility	—	144,375
Accounts payable and accrued expenses	6,056	13,985
Due to affiliates	1,215	837
Acquired real estate lease obligations, net	4,988	3,566
	48,385	162,763

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value:
31,256,350 and 21,481,350 shares issued and outstanding, respectively	313	215
Additional paid in capital	556,792	357,627
Cumulative net income	20,392	13,541
Cumulative common dividends	(19,333)	(19,333)
Total shareholders’ equity	558,164	352,050

Total liabilities and shareholders equity	$606,549	$514,813

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS AND IMPLICATIONS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS.  ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE, THIS PRESS RELEASE STATES THAT WE HAVE ENTERED INTO AN AGREEMENT TO PURCHASE AN OFFICE PROPERTY LOCATED IN MALDEN, MA.  OUR OBLIGATION TO COMPLETE THIS CURRENTLY PENDING ACQUISITION IS SUBJECT TO VARIOUS CONDITIONS TYPICAL OF COMMERCIAL REAL ESTATE ACQUISITIONS.  AS A RESULT OF ANY FAILURE OF THESE CONDITIONS, WE MAY NOT ACQUIRE THIS PROPERTY.

OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN OUR FORWARD LOOKING STATEMENTS ARE DESCRIBED MORE FULLY UNDER “ITEM 1A. RISK FACTORS” IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2009.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT UNTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

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